Exhibit 10.10

APPROVED BY THE BOARD OF DIRECTORS — MARCH 13, 1996

AMENDED AND APPROVED BY THE BOARD OF DIRECTORS –

October 6, 1999

AMENDED AND APPROVED BY THE BOARD OF DIRECTORS–

October 10, 2001

AMENDED AND APPROVED BY THE BOARD OF DIRECTORS –

June 9, 2004

(For directors retiring after June 9, 2004)

Lakeland Bancorp, Inc.

Directors’ Deferred Compensation Plan

TABLE OF CONTENTS

ARTICLE I — PURPOSE AND SCOPE		1
1.1.	ESTABLISHMENT	1
1.2.	PURPOSE	1
1.3.	APPLICATION	1
1.4.	SCOPE	1

ARTICLE II – PARTICIPATION		2
2.1.	ELIGIBILITY FOR PARTICIPATION	2
2.2.	DURATION OF PARTICIPATION	2

ARTICLE III – BENEFITS		3
3.1.	ELIGIBILITY TO RECEIVE BENEFITS	3
3.2.	AMOUNT OF BENEFIT	3
3.3.	NORMAL RETIREMENT DATE	4
3.4.	VESTING	4

ARTICLE IV — PAYMENT OF BENEFITS		5
4.1.	COMMENCEMENT OF BENEFITS	5
4.2.	ALIENATION OF BENEFITS PROHIBITED	5
4.3.	INCAPACITY	5

ARTICLE V — GENERAL PROVISIONS		6
5.1.	FUNDING	6
5.2.	RIGHT TO AMEND, SUSPEND OR TERMINATE	6
5.3.	EFFECT OF TERMINATION	6
5.4.	RIGHTS TO BENEFITS	6
5.5.	ADMINISTRATION OF THE PLAN	6
5.6.	CONSTRUCTION	7
5.7.	TITLES	7
5.8.	IMPOSSIBILITY OF ACTION	7
5.9.	SEPARABILITY	7
5.10.	AUTHORIZED OFFICERS	7
5.11.	CERTAIN RIGHTS AND LIMITATIONS	7
5.12	CHANGE OF CONTROL	8&9

ii

Directors’ Deferred Compensation Plan

As Amended June 9, 2004

ARTICLE I — PURPOSE AND SCOPE

1.1.	ESTABLISHMENT

Lakeland Bancorp, Inc. (hereinafter referred to as the (“Bancorp”)hereby establishes effective as of January 1, 1996, an unfunded Deferred Compensation Plan for its eligible Directors and their beneficiaries as described herein which shall be known as the “Lakeland Bancorp Director Deferred Compensation Plan” (hereinafter referred to as the “Plan”).

1.2.	PURPOSE

The purpose of this Plan is to defer compensation of the Directors of the Bancorp. All capitalized terms in the Plan shall have meaning ascribed to them under the Plan, as the context of the Plan may require.

1.3.	APPLICATION OF THE PLAN

The terms of the Plan are applicable only to eligible Directors who are in the employ of the Bancorp on or after January 1, 1996. Any Director who retired or whose relationship as director with the Bancorp was otherwise terminated prior to such date shall not be eligible to participate in the Plan.

1.4.	SCOPE

This Plan is designed to provide Directors of the Bancorp deferred compensation. Nothing herein contained, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a fiduciary relationship between the Bancorp and any Director of the Bancorp, their surviving spouse or dependents, their estate or their beneficiaries or any other person.

Any reserves or liabilities set up on the Bancorp’s books of account with respect to any benefits to be paid under this Plan shall continue for all purposes to be a part of the general funds or assets of the Bancorp. To the extent that any person acquires right to receive payments from the Bancorp under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bancorp.

ARTICLE II — PARTICIPATION

2.1.	ELIGIBILITY FOR PARTICIPATION

Directors of the Bancorp who have five or more years of service including the years of service on the Lakeland Bank Board prior to the formation of Lakeland Bancorp shall be eligible to participate in the Plan. The Board of Directors of the Bancorp shall, in its sole and absolute discretion, determine who is eligible to participate in the Plan. Decisions of the Board of Directors shall be conclusive and binding on all persons.

2.2.	DURATION OF PARTICIPATION

A Director who becomes a Participant shall continue to be a Participant until the later of termination as a Director with the Bancorp or the date he or she is no longer entitled to benefits under the Plan.

ARTICLE III — DEFERRED COMPENSATION

3.1	ELIGIBILITY TO RECEIVE DEFERRED COMPENSATION

The Bancorp shall pay deferred compensation with respect to each:

(a)	Retired Participant (including Participants who terminated for reasons other than retirement and who have qualified for his/her Vested benefit in the Deferred Compensation Plan);

(b)	Surviving spouse receiving a Pre-Retirement Survivor deferred compensation under this Plan;

(c)	Spouse of a deceased Retired Participant receiving deferred compensation under this Plan in accordance with the form of payment in effect for such Participant;

whose amount of deferred compensation, determined in accordance with Section 3.2, is greater than $0. Such deferred compensation shall be paid directly to such Participant, or to the Participant’s Surviving Spouse from the general assets of the Bancorp.

3.2.	AMOUNT OF DEFERRED COMPENSATION

The amount of the deferred compensation shall be as follows:

A participant entitled to payment in accordance with Section 3.1(a) shall receive his deferred compensation in monthly, quarterly, or annual payments at the discretion of the Director, payable for ten (10) years. Should death occur prior to ten (10) years of payments, the balance of payments shall be payable to the Director’s spouse.

•	$17,500 per year for 30 or more years of service as a Director

•	$15,000 per year for 25 but less than 30 years of service as a Director

•	$12,500 per year for 20 but less than 25 years of service as a Director.

•	$10,000 per year for 15, but less than 20, years of service as a Director.

•	$ 7,500 per year for 10, but less than 15, years of service as a Director.

•	$ 5,000 per year for 5 but less than 10, years of service as a Director.

•	$ 0 for less than 5 years of service.

3.3.	NORMAL RETIREMENT DATE

The Normal Retirement Date for a Director shall be the first of the month following the date at which the director shall have reached the age of 75 for directors as of March 13, 1996 and 72 for subsequent directors.

3.4.	VESTING

Each Director shall, upon the completion of 5 or more years of service, be vested in deferred compensation as outlined in Section 3.2, payable beginning the month following his/her termination as a Director. In the event of the death of a Vested Director prior to the commencement of payment of deferred compensation, such deferred compensation shall be payable to the Director’s spouse as if he retired on the date of his death.

ARTICLE IV — PAYMENT OF DEFERRED COMPENSATION

4.1.	COMMENCEMENT OF PAYMENTS

The Deferred Compensation shall become payable to an eligible Director as of his/her termination as a Director.

4.2.	ALIENATION OF DEFERRED COMPENSATION PROHIBITED

No deferred compensation payable at any time under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind, except as required by law. Neither shall any deferred compensation payable at any time under the Plan be subject in any manner to the debts or liabilities of any person entitled to such benefit, nor shall the Bancorp be required to make any payments toward such debts or liabilities.

4.3.	INCAPACITY

In the event that any deferred compensation hereunder is, or becomes, payable to a minor or to a person under legal disability, or to a person not judicially declared incompetent but who by reason of illness or mental or physical disability is, in the opinion of the Bank, incapable of personally receiving and giving valid receipt of such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Bancorp may provide for such payment or any part thereof be made to any person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for such person and a complete discharge of the liability of the Bancorp therefor.

ARTICLE V — GENERAL PROVISIONS

5.1.	FUNDING

The Deferred Compensation Plan is intended as an unfunded plan. The Bancorp intends to establish appropriate reserves on its books of account in accordance with generally accepted accounting principles. In addition, the Bancorp may establish a Trust to hold assets of the Bancorp as a reserve for the discharge of the Bancorp’s obligation to Participants. In that event, such reserves shall be, for all purposes, part of the general funds of the Bancorp and no Participant, eligible spouse or other person claiming a right under the Deferred Compensation Plan shall have any interest, right or title to such reserves.

5.2.	RIGHT TO AMEND, SUSPEND OR TERMINATE

The Bancorp reserves the right at any time and from time to time to amend, suspend or terminate the Deferred Compensation Plan by action of the Board of Directors without the consent of any Participant, eligible beneficiary or other person claiming a right under the Plan. No amendment of the Plan shall reduce the benefits of any Participant below the amount which he or she has accrued as of the date of termination.

5.3.	EFFECT OF TERMINATION

In the event that the Plan is terminated, benefits accrued by eligible Participants shall vest. There shall be no further accrual of benefits after the date of Plan termination.

5.4.	RIGHTS TO BENEFITS

No person shall have any right to a benefit under the Plan except as such benefit has accrued to him or her in accordance with the terms of the Plan, and then such right shall be no greater than the rights of any unsecured general creditor of the Bancorp. Notwithstanding any other provisions of this Plan, if a Director shall be terminated for reason of acts of fraud, dishonesty, larceny, misappropriation or embezzlement committed against the Bancorp, all of such Director’s rights to benefits under this Deferred Compensation Plan shall be forfeited.

5.5.	ADMINISTRATION OF THE DEFERRED COMPENSATION PLAN

The Bancorp may establish a Committee to administer the Plan. Except as otherwise specifically provided in the Plan, the Committee shall be the administrator of the Plan. The Committee shall have full authority to determine all questions arising in connection with the Plan including its interpretation may adopt procedural rules and may employ and rely on such legal counsel, consultants, accountants and agents, as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons.

5.6.	CONSTRUCTION

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of New Jersey.

5.7.	TITLES

The titles of the Articles and Sections herein are included for convenience of reference only and shall not be construed as a part of the Plan, or have any effect on the meaning of the provisions hereof. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine and vice versa; and such words as “herein”, “hereinafter”, “hereof” and “hereunder” shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

5.8.	IMPOSSIBILITY OF ACTION

In case it becomes impossible for any fiduciary to perform any act under this Plan, that act shall be performed which in the judgment of such fiduciary will most nearly carry out the intent and purposes of this Plan. All parties concerned shall be bound by any such acts performed under such conditions.

5.9.	SEPARABILITY

If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

5.10.	AUTHORIZED OFFICERS

Whenever the Bancorp under the terms of the Plan is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by the duly authorized officer of the Bancorp or his designee.

5.11.	CERTAIN RIGHTS AND LIMITATIONS

The establishment of the Plan shall not be construed as conferring any legal rights upon any Director or other person for a continuation of employment, nor shall it interfere with the rights of the Bancorp to terminate any Director and to treat him or her without regard to the effect that such treatment might have upon that Director’s participation in the Plan.

5.12.	CHANGE OF CONTROL

In the event of a “change of control” of the Bancorp as defined below, the director will be paid according to the schedule in paragraph 3.2 as if the director had turned 75 on the date of change of control if he is no longer a director under the new control. If he or she remains as a director following “change of control” the deferred compensation will remain in effect and continue as if there had been no change of control.

A “Change in Control” shall mean any of the following:

(1)	a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Bancorp, or a similar transaction in which the Bancorp is not the resulting entity; or

(2)	individuals who constitute the new Board of the Bancorp cease for any reason to constitute a majority thereof; or

(3)	a change in control within the meaning of 12 C.F.R. § 225.2 (e) (1), as determined by the Board of Directors of the Bancorp; or

(4)	an event occurs of a nature that (i) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), or (ii) results in a change in control of the Bank within the meaning of the Rules and Regulations promulgated by the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, as in effect on the date hereof; or

(5)	without limitation, a change in control shall be deemed to have occurred at such time as any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Bancorp is or becomes a “beneficial owner” (as defined in Rule 13(d) under the Exchange Act) directly or indirectly, of securities of the Bancorp representing 25% or more of the Bancorp’s outstanding securities ordinarily having the right to vote at the election of directors (excluding any securities purchased by the Bancorp’s employee stock ownership plan and trust or any other employee benefit plan of the Bancorp established from time to time); or

(6)	a proxy statement soliciting proxies from stockholders of the Bank is distributed by someone other than the current management of the Bancorp, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bancorp or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bancorp; or

(7)	a tender offer is made for 25% or more of the voting securities of the Bancorp and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bancorp have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.